UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ARCHER-DANIELS-MIDLAND COMPANY

(Name of Registrant as Specified In Its Charter)

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ARCHER-DANIELS-MIDLAND COMPANY

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

2018 Annual Meeting of Stockholders – Exercise Your Right to Vote

Dear Fellow Stockholder:

This letter is a reminder to exercise your right to vote your shares of Archer-Daniels-Midland Company (the “Company”) stock at the Company’s 2018 annual meeting of stockholders. You previously received a copy of our 2018 letter to stockholders, proxy statement, and 2017 annual report, or a notice of availability of proxy materials for our annual meeting with instructions to access such materials online. You are encouraged to read the proxy statement and any amendments in their entirety, which can be accessed at https://www.proxy-direct.com/MeetingDocuments/29653/ARCHER-DANIELS-MIDLAND.pdf.

The Company encourages you to vote according to the Board of Directors’ recommendations as follows:

•	FOR each of the nominees for director;

•	FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2018;

•	FOR the advisory vote on the compensation of our named executive officers;

•	FOR the proposal to approve the material terms of the ADM Employee Stock Purchase Plan; and

•	AGAINST the stockholder proposal requesting an independent board chairman.

With respect to the stockholder proposal requesting an independent board chairman, the Board believes that the proposal is not in the best interests of the Company or its stockholders and recommends a vote against the proposal for the following reasons:

•	Our independent directors elect a Lead Director, who has well-defined responsibilities as set forth in our Corporate Governance Guidelines that ensure our Board provides effective independent oversight of management.

•	In addition to having a Lead Director position with significant responsibilities, we have a number of governance structures in place to support the independent operation of the Board, including ten out of eleven current directors being independent and non-management directors meeting privately in executive session presided over by the Lead Director at least quarterly.

•	The Board should have flexibility to determine who should serve as Chairman at any point in time in light of the specific circumstances facing the Company, and the Board is committed to determining the governance structure based upon the best interests of the Company and its stockholders.

•	At present, the independent directors have determined that the Company is well-served by having both Chairman and Chief Executive Officer roles performed by Mr. Juan Luciano, who provides excellent leadership and direction for both management and the Board and who facilitates the flow of business information and communications. This structure allows our Chief Executive Officer to speak for and lead the Company and Board while also providing for effective oversight and governance by an independent Board through the independent Lead Director.

Your vote is important regardless of the number of shares you own. We encourage you to vote your shares promptly to ensure they are voted at the annual meeting. As a reminder, you can vote your shares on the internet, by telephone, or by mailing the enclosed proxy card or voting instruction form. Please follow the instructions on the enclosed proxy card or voting instruction form to vote your shares today. If you need assistance in voting your shares, please call our proxy solicitor, Georgeson, toll-free at 1-866-257-5415.

Sincerely,

D. C. FINDLAY, SECRETARY